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                                                                   Exhibit 23.01



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-95268, 333-07313, 333-07315 and 333-22717) of
Brooks Automation, Inc. of our report dated November 12, 1997 appearing on page 42 of the 1997 Annual Report to Stockholders of Brooks Automation, Inc. which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of this Form 10-K.



/s/  PRICE WATERHOUSE LLP


Price Waterhouse LLP
Boston, Massachusetts
December 18, 1997